Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS FIRST QUARTER FINANCIAL RESULTS

Richmond, Va., April 23, 2024 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $46.8 million and basic and diluted earnings per common share of $0.62 for the first quarter of 2024 and adjusted operating earnings available to common shareholders(1) of $49.0 million and adjusted diluted operating earnings per common share(1) of $0.65 for the first quarter of 2024.

Merger with American National Bankshares Inc. (“American National”)

On April 1, 2024, the Company completed its merger with American National. Under the terms of the merger agreement, at the effective time of the merger, each outstanding share of American National common stock was converted into 1.35 shares of the Company’s common stock. With the acquisition of American National, we acquired 26 branches, deepening our presence in Central, Western and Southern Virginia and providing entry into North Carolina’s Piedmont Triad region and Raleigh.

During the first quarter of 2024, the Company incurred pre-tax merger costs of approximately $1.9 million related to the merger with American National. Because the merger closed on April 1, 2024, the historical consolidated financial results of American National are not included in the Company’s results of operations for the quarter ended March 31, 2024.

“Atlantic Union delivered good operating metrics in the first quarter as the industry saw continued pressure from the higher for longer interest rate environment and economic uncertainty,” said John C. Asbury, president and chief executive officer of Atlantic Union. “Our markets remain healthy, and we grew loans at an annualized mid-single digit rate and more than funded them with growth in customer deposits. Credit metrics remained stable, and operating expenses were well managed in line with our 2024 financial plan. We continue to believe that our business model of a diversified, traditional, full-service bank that delivers the products and services that our customers want and need, combined with local decision making, responsiveness, and client service orientation positively sets us apart from other banks, both larger and smaller. Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth, and building long-term value for our shareholders.

“I want to welcome our new shareholders, customers and Teammates from the American National Bankshares merger which closed on April 1, 2024. We look forward to a successful integration of American National into Atlantic Union and believe that this combination will be a catalyst for future growth and differentiated financial performance."

NET INTEREST INCOME

For the first quarter of 2024, net interest income was $147.8 million, a decrease of $5.7 million from $153.5 million in the fourth quarter of 2023. Net interest income (FTE)(1) was $151.5 million in the first quarter of 2024, a decrease of $5.8 million from $157.3 million in the fourth quarter of 2023. The decreases in net interest income and net interest income (FTE)(1) were primarily driven by higher deposit costs due to growth in average deposit balances and changes in the deposit mix as depositors continued to migrate to higher costing interest bearing deposit accounts and the lower day count in the quarter, as well as higher short-term borrowing costs due to an increase in average short-term borrowings in the quarter. These decreases were partially offset by higher yields on the loan portfolio and higher average balances of loans held for investment (“LHFI”). Both our net interest margin and net interest margin (FTE)(1) decreased 15 basis points from the prior quarter to 3.11% and 3.19%, respectively, for the quarter ended March 31, 2024, reflecting higher cost of funds, partially offset by higher yields on earning assets. Earning asset yields for the first quarter of 2024 increased 3 basis points to 5.62% compared to the fourth quarter of 2023, primarily due to higher yields on LHFI, as well as loan growth. The Company’s cost of funds increased by 18 basis points to 2.43% at March 31, 2024 compared to the prior quarter, due primarily to higher deposit costs driven by higher rates and changes in the deposit mix as noted above.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion related to acquisition accounting was $602,000 for the quarter ended March 31, 2024. The impact of net accretion in the fourth quarter of 2023 and first quarter of 2024 are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended December 31, 2023	$937	$(4)	$(215)	$718
For the quarter ended March 31, 2024	819	(1)	(216)	602

ASSET QUALITY

Overview

At March 31, 2024, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.23%, a decrease of 1 basis point from the prior quarter and included nonaccrual loans of $36.4 million. Accruing past due loans as a percentage of total LHFI totaled 32 basis points at March 31, 2024, an increase of 1 basis point from December 31, 2023 and an increase of 11 basis points from March 31, 2023. Net charge-offs were 0.13% of total average LHFI (annualized) for the first quarter of 2024, an increase of 10 basis points from December 31, 2023 and consistent with March 31, 2023. The net charge-offs in the first quarter of 2024 were primarily related to two credit relationships, which were previously reserved for in the prior quarter’s allowance for credit losses (“ACL”). The ACL totaled $151.8 million at March 31, 2024, a $3.3 million increase from the prior quarter, reflecting the impact of loan growth and continued uncertainty in the economic outlook on certain portfolios.

Nonperforming Assets

At March 31, 2024, NPAs totaled $36.4 million, compared to $36.9 million in the prior quarter. The following table shows a summary of NPA balances at the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Nonaccrual loans	$36,389	$36,860	$28,626	$29,105	$29,082
Foreclosed properties	29	29	149	50	29
Total nonperforming assets	$36,418	$36,889	$28,775	$29,155	$29,111

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Beginning Balance	$36,860	$28,626	$29,105	$29,082	$27,038
Net customer payments	(1,583)	(2,198)	(1,947)	(5,950)	(1,755)
Additions	5,047	10,604	1,651	6,685	4,151
Charge-offs	(3,935)	(172)	(64)	(712)	(39)
Loans returning to accruing status	—	—	(119)	—	(313)
Ending Balance	$36,389	$36,860	$28,626	$29,105	$29,082

Past Due Loans

At March 31, 2024, past due loans still accruing interest totaled $50.7 million or 0.32% of total LHFI, compared to $48.4 million or 0.31% of total LHFI at December 31, 2023, and $30.9 million or 0.21% of total LHFI at March 31, 2023. The increase in past due loan levels at March 31, 2024 from December 31, 2023 and March 31, 2023 was primarily within the 30-59 days past due category. Of the total past due loans still accruing interest, $11.4 million or 0.07% of total LHFI were past due 90 days or more at March 31, 2024, compared to $13.9 million or 0.09% of total LHFI at December 31, 2023, and $7.2 million or 0.05% of total LHFI at March 31, 2023.

Allowance for Credit Losses

At March 31, 2024, the ACL was $151.8 million and included an allowance for loan and lease losses (“ALLL”) of $136.2 million and a reserve for unfunded commitments of $15.6 million. The ACL at March 31, 2024 increased $3.3 million from December 31, 2023 primarily due to loan growth in the first quarter of 2024 and the impact of continued uncertainty in the economic outlook on certain portfolios.

The ACL as a percentage of total LHFI was 0.96% at March 31, 2024, an increase of 1 basis point from December 31, 2023. The ALLL as a percentage of total LHFI was 0.86% at March 31, 2024, compared to 0.85% at December 31, 2023.

Net Charge-offs

Net charge-offs were $4.9 million or 0.13% of total average LHFI on an annualized basis for the first quarter of 2024, compared to $1.2 million or 0.03% (annualized) for the fourth quarter of 2023, and $4.6 million or 0.13% (annualized) for the first quarter of 2023. The net charge-offs in the first quarter of 2024 were primarily related to two credit relationships, which were previously reserved for in the prior quarter’s ACL.

Provision for Credit Losses

For the first quarter of 2024, the Company recorded a provision for credit losses of $8.2 million, compared to a provision for credit losses of $8.7 million in the prior quarter, and a provision for credit losses of $11.9 million in the first quarter of 2023.

NONINTEREST INCOME

Noninterest income decreased $4.4 million to $25.6 million for the first quarter of 2024 from $30.0 million in the prior quarter, primarily driven by a $2.4 million decrease in loan-related interest swap fees in the first quarter as swap transactions decreased from the seasonally high fourth quarter, and a $2.2 million decrease in other operating income, as the prior quarter included a $1.9 million gain related to a sale-leaseback transaction of one branch location.

NONINTEREST EXPENSE

Noninterest expense decreased $2.6 million to $105.3 million for the first quarter of 2024 from $107.9 million in the prior quarter, primarily driven by a $3.5 million decrease in other expenses, which included a $3.3 million legal reserve incurred in the prior quarter related to our previously disclosed settlement with the CFPB; a $2.5 million decrease in FDIC assessment premiums and other insurance, which included a $3.4 million FDIC special assessment in the prior quarter, compared to $840,000 in the first quarter of 2024; a $1.3 million decrease in professional services expense primarily due to a decrease in costs related to strategic initiatives as the Company focused on completing its merger with American National; and a $700,000 decrease in marketing and advertising expenses. These decreases were partially offset by a $5.2 million increase in salaries and benefits due to seasonal increases in payroll related taxes and 401(k) contribution expenses in the first quarter.

INCOME TAXES

The effective tax rate for the three months ended March 31, 2024 and 2023 was 16.9% and 17.0%, respectively.

BALANCE SHEET

At March 31, 2024, total assets were $21.4 billion, an increase of $211.9 million or approximately 4.0% (annualized) from December 31, 2023 and $1.3 billion or approximately 6.3% from March 31, 2023. The increases in total assets were primarily driven by growth in LHFI (net of deferred fees and costs).

At March 31, 2024, LHFI (net of deferred fees and costs) totaled $15.9 billion, an increase of $216.6 million or 5.6% (annualized) from $15.6 billion at December 31, 2023, and an increase of $1.3 billion or 8.7% from March 31, 2023. Quarterly average LHFI (net of deferred fees and costs) totaled $15.7 billion at March 31, 2024, an increase of $338.1 million or 8.8% (annualized) from the prior quarter, and an increase of $1.2 billion or 8.5% from March 31, 2023. LHFI (net of deferred fees and costs) increased from the prior quarter primarily due to increases in the construction and land development and other commercial loan portfolios, and increased from the same period in the prior year primarily due to increases in the commercial and industrial, commercial real estate non-owner occupied, multifamily real estate, and other commercial loan portfolios.

At March 31, 2024, total investments were $3.1 billion, a decrease of $42.7 million or 5.4% (annualized) from December 31, 2023, and a decrease of $54.0 million or 1.7% from March 31, 2023. Available for sale (“AFS”) securities totaled $2.2 billion at both March 31, 2024 and December 31, 2023 and decreased slightly from $2.3 billion at March 31, 2023. Total net unrealized losses on the AFS securities portfolio were $410.9 million at March 31, 2024, compared to $384.3 million at December 31, 2023 and $407.9 million at March 31, 2023. Held to maturity securities are carried at cost and totaled $828.9 million at March 31, 2024, $837.4 million at December 31, 2023, and $855.4 million at March 31, 2023 and had net unrealized losses of $37.6 million at March 31, 2024, compared to $29.3 million at December 31, 2023 and $32.3 million at March 31, 2023.

At March 31, 2024, total deposits were $17.3 billion, an increase of $460.3 million or 11.0% (annualized) from the prior quarter. Average deposits at March 31, 2024 increased from the prior quarter by $33.8 million or 0.8% (annualized). Total deposits at March 31, 2024 increased $822.5 million or 5.0% from March 31, 2023, and quarterly average deposits at March 31, 2024 increased $730.0 million or 4.4% from the same period in the prior year. Total deposits increased from the prior quarter and the same period in the prior year primarily due to increases in interest bearing customer deposits and brokered deposits, partially offset by decreases in demand deposits.

At March 31, 2024, total borrowings were $1.1 billion, a decrease of $254.1 million from December 31, 2023 and an increase of $258.8 million from March 31, 2023. At March 31, 2024, average borrowings were $1.0 billion, an increase of $220.5 million from December 31, 2023, and a decrease of $108.2 million from March 31, 2023. The increase in average borrowings from the prior quarter was primarily driven by increased use of short-term borrowings to fund loan growth, while the decrease from the same period in the prior year was due to paydowns of short-term borrowings due to deposit growth.

The following table shows the Company’s capital ratios at the quarters ended:

	March 31,	December 31,	March 31,
	2024	2023	2023
Common equity Tier 1 capital ratio (2)	9.87%	9.84%	9.91%
Tier 1 capital ratio (2)	10.77%	10.76%	10.89%
Total capital ratio (2)	13.62%	13.55%	13.76%
Leverage ratio (Tier 1 capital to average assets) (2)	9.62%	9.63%	9.38%
Common equity to total assets	11.14%	11.29%	11.31%
Tangible common equity to tangible assets (1)	7.05%	7.15%	6.91%

During the first quarter of 2024, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the fourth quarter of 2023 and the first quarter of 2023. During the first quarter of 2024, the Company also declared and paid cash dividends of $0.32 per common share, consistent with the fourth quarter of 2023 and a $0.02 increase or approximately 6.7% from the first quarter of 2023.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at March 31, 2024 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 135 branches and approximately 150 ATMs located throughout Virginia and in portions of Maryland and North Carolina as of April 1, 2024. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing;

Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

FIRST QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, April 23, 2024, during which management will review our financial results for the first quarter 2024 and provide an update on our recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/m7656v4x.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register.vevent.com/register/BI5e168257724b4c1d8f709d38b7cc139c. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended March 31, 2024, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding our expectations with regard to our business, financial and operating results, including our deposit base and funding, the impact of future economic conditions, changes in economic conditions, our asset quality, our customer relationships, and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	inflation and its impacts on economic growth and customer and client behavior;
●	adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;
●	the sufficiency of liquidity;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
●	the impact of purchase accounting with respect to our merger with American National, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks;
●	the possibility that the anticipated benefits of our merger with American National, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from our merger with American National;
●	the integration of the business and operations of American National may take longer or be more costly than anticipated;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of our loan or investment portfolios and changes therein;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	our ability to recruit and retain key employees;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;
●	our liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;

●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	the effects of changes in federal, state or local tax laws and regulations;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2023 and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/24	12/31/23	3/31/23
Results of Operations
Interest and dividend income	$262,915	$259,497	$217,546
Interest expense	115,090	105,953	64,103
Net interest income	147,825	153,544	153,443
Provision for credit losses	8,239	8,707	11,850
Net interest income after provision for credit losses	139,586	144,837	141,593
Noninterest income	25,552	29,959	9,628
Noninterest expenses	105,273	107,929	108,274
Income before income taxes	59,865	66,867	42,947
Income tax expense	10,096	9,960	7,294
Net income	49,769	56,907	35,653
Dividends on preferred stock	2,967	2,967	2,967
Net income available to common shareholders	$46,802	$53,940	$32,686

Interest earned on earning assets (FTE) (1)	$266,636	$263,209	$221,334
Net interest income (FTE) (1)	151,546	157,256	157,231
Total revenue (FTE) (1)	177,098	187,215	166,859
Pre-tax pre-provision adjusted operating earnings (7)	70,815	81,356	73,197

Key Ratios
Earnings per common share, diluted	$0.62	$0.72	$0.44
Return on average assets (ROA)	0.94%	1.08%	0.71%
Return on average equity (ROE)	7.79%	9.29%	5.97%
Return on average tangible common equity (ROTCE) (2) (3)	13.32%	16.72%	10.71%
Efficiency ratio	60.72%	58.82%	66.40%
Efficiency ratio (FTE) (1)	59.44%	57.65%	64.89%
Net interest margin	3.11%	3.26%	3.41%
Net interest margin (FTE) (1)	3.19%	3.34%	3.50%
Yields on earning assets (FTE) (1)	5.62%	5.59%	4.92%
Cost of interest-bearing liabilities	3.23%	3.04%	2.02%
Cost of deposits	2.39%	2.23%	1.28%
Cost of funds	2.43%	2.25%	1.42%

Operating Measures (4)
Adjusted operating earnings	$51,994	$61,820	$50,189
Adjusted operating earnings available to common shareholders	49,027	58,853	47,222
Adjusted operating earnings per common share, diluted	$0.65	$0.78	$0.63
Adjusted operating ROA	0.99%	1.18%	1.00%
Adjusted operating ROE	8.14%	10.09%	8.40%
Adjusted operating ROTCE (2) (3)	13.93%	18.20%	15.22%
Adjusted operating efficiency ratio (FTE) (1)(6)	56.84%	52.97%	56.03%

Per Share Data
Earnings per common share, basic	$0.62	$0.72	$0.44
Earnings per common share, diluted	0.62	0.72	0.44
Cash dividends paid per common share	0.32	0.32	0.30
Market value per share	35.31	36.54	35.05
Book value per common share	31.88	32.06	30.53
Tangible book value per common share (2)	19.27	19.39	17.78
Price to earnings ratio, diluted	14.11	12.80	19.77
Price to book value per common share ratio	1.11	1.14	1.15
Price to tangible book value per common share ratio (2)	1.83	1.88	1.97
Weighted average common shares outstanding, basic	75,197,113	75,016,402	74,832,141
Weighted average common shares outstanding, diluted	75,197,376	75,016,858	74,835,514
Common shares outstanding at end of period	75,381,740	75,023,327	74,989,228

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/24	12/31/23	3/31/23
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.87%	9.84%	9.91%
Tier 1 capital ratio (5)	10.77%	10.76%	10.89%
Total capital ratio (5)	13.62%	13.55%	13.76%
Leverage ratio (Tier 1 capital to average assets) (5)	9.62%	9.63%	9.38%
Common equity to total assets	11.14%	11.29%	11.31%
Tangible common equity to tangible assets (2)	7.05%	7.15%	6.91%

Financial Condition
Assets	$21,378,120	$21,166,197	$20,103,370
LHFI (net of deferred fees and costs)	15,851,628	15,635,043	14,584,280
Securities	3,141,416	3,184,111	3,195,399
Earning Assets	19,236,100	19,010,309	17,984,057
Goodwill	925,211	925,211	925,211
Amortizable intangibles, net	17,288	19,183	24,482
Deposits	17,278,435	16,818,129	16,455,910
Borrowings	1,057,724	1,311,858	798,910
Stockholders' equity	2,548,928	2,556,327	2,440,236
Tangible common equity (2)	1,440,072	1,445,576	1,324,186

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,246,251	$1,107,850	$1,179,872
Commercial real estate - owner occupied	1,981,613	1,998,787	1,956,585
Commercial real estate - non-owner occupied	4,225,018	4,172,401	3,968,085
Multifamily real estate	1,074,957	1,061,997	822,006
Commercial & Industrial	3,561,971	3,589,347	3,082,478
Residential 1-4 Family - Commercial	515,667	522,580	522,760
Residential 1-4 Family - Consumer	1,081,094	1,078,173	974,511
Residential 1-4 Family - Revolving	616,951	619,433	589,791
Auto	440,118	486,926	600,658
Consumer	113,414	120,641	145,090
Other Commercial	994,574	876,908	742,444
Total LHFI	$15,851,628	$15,635,043	$14,584,280

Deposits
Interest checking accounts	$4,753,485	$4,697,819	$4,714,366
Money market accounts	4,104,282	3,850,679	3,547,514
Savings accounts	895,213	909,223	1,047,914
Customer time deposits of $250,000 and over	721,155	674,939	541,447
Other customer time deposits	2,293,800	2,173,904	1,648,747
Time deposits	3,014,955	2,848,843	2,190,194
Total interest-bearing customer deposits	12,767,935	12,306,564	11,499,988
Brokered deposits	665,309	548,384	377,913
Total interest-bearing deposits	$13,433,244	$12,854,948	$11,877,901
Demand deposits	3,845,191	3,963,181	4,578,009
Total deposits	$17,278,435	$16,818,129	$16,455,910

Averages
Assets	$21,222,756	$20,853,306	$20,384,351
LHFI (net of deferred fees and costs)	15,732,599	15,394,500	14,505,611
Loans held for sale	9,142	6,470	5,876
Securities	3,153,556	3,031,475	3,467,561
Earning assets	19,089,393	18,676,967	18,238,088
Deposits	17,147,181	17,113,369	16,417,212
Time deposits	3,459,138	3,128,048	2,291,530
Interest-bearing deposits	13,311,837	13,026,138	11,723,865
Borrowings	1,012,797	792,629	1,122,244
Interest-bearing liabilities	14,324,634	13,818,767	12,846,109
Stockholders' equity	2,568,243	2,430,711	2,423,600
Tangible common equity (2)	1,458,478	1,318,952	1,306,445

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/24	12/31/23	3/31/23
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$132,182	$125,627	$110,768
Add: Recoveries	977	853	1,167
Less: Charge-offs	5,894	2,038	5,726
Add: Provision for loan losses	8,925	7,740	10,303
Ending balance, ALLL	$136,190	$132,182	$116,512

Beginning balance, Reserve for unfunded commitment (RUC)	$16,269	$15,302	$13,675
Add: Provision for unfunded commitments	(687)	967	1,524
Ending balance, RUC	$15,582	$16,269	$15,199
Total ACL	$151,772	$148,451	$131,711

ACL / total LHFI	0.96%	0.95%	0.90%
ALLL / total LHFI	0.86%	0.85%	0.80%
Net charge-offs / total average LHFI (annualized)	0.13%	0.03%	0.13%
Provision for loan losses/ total average LHFI (annualized)	0.23%	0.20%	0.29%

Nonperforming Assets
Construction and land development	$342	$348	$363
Commercial real estate - owner occupied	2,888	3,001	6,174
Commercial real estate - non-owner occupied	10,335	12,616	1,481
Commercial & Industrial	6,480	4,556	4,815
Residential 1-4 Family - Commercial	1,790	1,804	1,907
Residential 1-4 Family - Consumer	10,990	11,098	10,540
Residential 1-4 Family - Revolving	3,135	3,087	3,449
Auto	429	350	347
Consumer	—	—	6
Nonaccrual loans	$36,389	$36,860	$29,082
Foreclosed property	29	29	29
Total nonperforming assets (NPAs)	$36,418	$36,889	$29,111
Construction and land development	$171	$25	$249
Commercial real estate - owner occupied	3,634	2,579	2,133
Commercial real estate - non-owner occupied	1,197	2,967	1,032
Multifamily real estate	144	—	—
Commercial & Industrial	1,860	782	633
Residential 1-4 Family - Commercial	1,030	1,383	232
Residential 1-4 Family - Consumer	1,641	4,470	859
Residential 1-4 Family - Revolving	1,343	1,095	1,766
Auto	284	410	137
Consumer	141	152	137
Other Commercial	—	—	66
LHFI ≥ 90 days and still accruing	$11,445	$13,863	$7,244
Total NPAs and LHFI ≥ 90 days	$47,863	$50,752	$36,355
NPAs / total LHFI	0.23%	0.24%	0.20%
NPAs / total assets	0.17%	0.17%	0.14%
ALLL / nonaccrual loans	374.26%	358.61%	400.63%
ALLL/ nonperforming assets	373.96%	358.32%	400.23%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/24	12/31/23	3/31/23
Past Due Detail
Construction and land development	$2,163	$270	$815
Commercial real estate - owner occupied	3,663	1,575	2,251
Commercial real estate - non-owner occupied	2,271	545	52
Commercial & Industrial	5,540	4,303	981
Residential 1-4 Family - Commercial	1,407	567	1,399
Residential 1-4 Family - Consumer	6,070	7,546	11,579
Residential 1-4 Family - Revolving	1,920	2,238	1,384
Auto	3,192	4,737	2,026
Consumer	418	770	295
Other Commercial	8,187	6,569	—
LHFI 30-59 days past due	$34,831	$29,120	$20,782
Construction and land development	$1,097	$24	$—
Commercial real estate - owner occupied	—	—	798
Commercial real estate - non-owner occupied	558	184	—
Multifamily real estate	—	146	—
Commercial & Industrial	348	49	61
Residential 1-4 Family - Commercial	98	676	271
Residential 1-4 Family - Consumer	204	1,804	158
Residential 1-4 Family - Revolving	1,477	1,429	1,069
Auto	330	872	295
Consumer	197	232	176
Other Commercial	102	—	—
LHFI 60-89 days past due	$4,411	$5,416	$2,828

Past Due and still accruing	$50,687	$48,399	$30,854
Past Due and still accruing / total LHFI	0.32%	0.31%	0.21%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$147,825	$153,544	$153,443
FTE adjustment	3,721	3,712	3,788
Net interest income (FTE) (non-GAAP)	$151,546	$157,256	$157,231
Noninterest income (GAAP)	25,552	29,959	9,628
Total revenue (FTE) (non-GAAP)	$177,098	$187,215	$166,859

Average earning assets	$19,089,393	$18,676,967	$18,238,088
Net interest margin	3.11%	3.26%	3.41%
Net interest margin (FTE)	3.19%	3.34%	3.50%

Tangible Assets (2)
Ending assets (GAAP)	$21,378,120	$21,166,197	$20,103,370
Less: Ending goodwill	925,211	925,211	925,211
Less: Ending amortizable intangibles	17,288	19,183	24,482
Ending tangible assets (non-GAAP)	$20,435,621	$20,221,803	$19,153,677

Tangible Common Equity (2)
Ending equity (GAAP)	$2,548,928	$2,556,327	$2,440,236
Less: Ending goodwill	925,211	925,211	925,211
Less: Ending amortizable intangibles	17,288	19,183	24,482
Less: Perpetual preferred stock	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,440,072	$1,445,576	$1,324,186

Average equity (GAAP)	$2,568,243	$2,430,711	$2,423,600
Less: Average goodwill	925,211	925,211	925,211
Less: Average amortizable intangibles	18,198	20,192	25,588
Less: Average perpetual preferred stock	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,458,478	$1,318,952	$1,306,445

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$46,802	$53,940	$32,686
Plus: Amortization of intangibles, tax effected	1,497	1,654	1,800
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$48,299	$55,594	$34,486

Return on average tangible common equity (ROTCE)	13.32%	16.72%	10.71%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/24	12/31/23	3/31/23
Operating Measures (4)
Net income (GAAP)	$49,769	$56,907	$35,653
Plus: Merger-related costs, net of tax	1,563	884	—
Plus: FDIC special assessment, net of tax	664	2,656	—
Plus: Legal reserve, net of tax	—	2,859	3,950
Less: Gain (loss) on sale of securities, net of tax	2	2	(10,586)
Less: Gain on sale-leaseback transaction, net of tax	—	1,484	—
Adjusted operating earnings (non-GAAP)	51,994	61,820	50,189
Less: Dividends on preferred stock	2,967	2,967	2,967
Adjusted operating earnings available to common shareholders (non-GAAP)	$49,027	$58,853	$47,222

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$105,273	$107,929	$108,274
Less: Amortization of intangible assets	1,895	2,094	2,279
Less: Merger-related costs	1,874	1,002	—
Less: FDIC special assessment	840	3,362	—
Less: Legal reserve	—	3,300	5,000
Adjusted operating noninterest expense (non-GAAP)	$100,664	$98,171	$100,995

Noninterest income (GAAP)	$25,552	$29,959	$9,628
Less: Gain (loss) on sale of securities	3	3	(13,400)
Less: Gain on sale-leaseback transaction	—	1,879	—
Adjusted operating noninterest income (non-GAAP)	$25,549	$28,077	$23,028

Net interest income (FTE) (non-GAAP) (1)	$151,546	$157,256	$157,231
Adjusted operating noninterest income (non-GAAP)	25,549	28,077	23,028
Total adjusted revenue (FTE) (non-GAAP) (1)	$177,095	$185,333	$180,259

Efficiency ratio	60.72%	58.82%	66.40%
Efficiency ratio (FTE) (1)	59.44%	57.65%	64.89%
Adjusted operating efficiency ratio (FTE) (1)(6)	56.84%	52.97%	56.03%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$51,994	$61,820	$50,189

Average assets (GAAP)	$21,222,756	$20,853,306	$20,384,351
Return on average assets (ROA) (GAAP)	0.94%	1.08%	0.71%
Adjusted operating return on average assets (ROA) (non-GAAP)	0.99%	1.18%	1.00%

Average equity (GAAP)	$2,568,243	$2,430,711	$2,423,600
Return on average equity (ROE) (GAAP)	7.79%	9.29%	5.97%
Adjusted operating return on average equity (ROE) (non-GAAP)	8.14%	10.09%	8.40%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$49,027	$58,853	$47,222
Plus: Amortization of intangibles, tax effected	1,497	1,654	1,800
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$50,524	$60,507	$49,022

Average tangible common equity (non-GAAP)	$1,458,478	$1,318,952	$1,306,445
Adjusted operating return on average tangible common equity (non-GAAP)	13.93%	18.20%	15.22%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$49,769	$56,907	$35,653
Plus: Provision for credit losses	8,239	8,707	11,850
Plus: Income tax expense	10,096	9,960	7,294
Plus: Merger-related costs	1,874	1,002	—
Plus: FDIC special assessment	840	3,362	—
Plus: Legal reserve	—	3,300	5,000
Less: Gain (loss) on sale of securities	3	3	(13,400)
Less: Gain on sale-leaseback transaction	—	1,879	—
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$70,815	$81,356	$73,197
Less: Dividends on preferred stock	2,967	2,967	2,967
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$67,848	$78,389	$70,230

Weighted average common shares outstanding, diluted	75,197,376	75,016,858	74,835,514
Pre-tax pre-provision earnings per common share, diluted	$0.90	$1.04	$0.94

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/24	12/31/23	3/31/23
Mortgage Origination Held for Sale Volume
Refinance Volume	$5,638	$3,972	$3,452
Purchase Volume	31,768	27,871	32,192
Total Mortgage loan originations held for sale	$37,406	$31,843	$35,644
% of originations held for sale that are refinances	15.1%	12.5%	9.7%

Wealth
Assets under management	$5,258,880	$5,014,208	$4,494,268

Other Data
End of period full-time employees	1,745	1,804	1,840
Number of full-service branches	109	109	109
Number of automatic transaction machines (ATMs)	123	123	127

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, gain (loss) on sale of securities, and gain on sale-leaseback transaction. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations.

(5)	All ratios at March 31, 2024 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, gain (loss) on sale of securities, and gain on sale-leaseback transaction. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, gain (loss) on sale of securities, and gain on sale-leaseback transaction. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	March 31,	December 31,	March 31,
	2024	2023	2023
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$168,850	$196,754	$187,106
Interest-bearing deposits in other banks	225,386	167,601	184,371
Federal funds sold	2,434	13,776	719
Total cash and cash equivalents	396,670	378,131	372,196
Securities available for sale, at fair value	2,202,216	2,231,261	2,252,365
Securities held to maturity, at carrying value	828,928	837,378	855,418
Restricted stock, at cost	110,272	115,472	87,616
Loans held for sale	12,200	6,710	14,213
Loans held for investment, net of deferred fees and costs	15,851,628	15,635,043	14,584,280
Less: allowance for loan and lease losses	136,190	132,182	116,512
Total loans held for investment, net	15,715,438	15,502,861	14,467,768
Premises and equipment, net	90,126	90,959	116,466
Goodwill	925,211	925,211	925,211
Amortizable intangibles, net	17,288	19,183	24,482
Bank owned life insurance	455,885	452,565	443,537
Other assets	623,886	606,466	544,098
Total assets	$21,378,120	$21,166,197	$20,103,370
LIABILITIES
Noninterest-bearing demand deposits	$3,845,191	$3,963,181	$4,578,009
Interest-bearing deposits	13,433,244	12,854,948	11,877,901
Total deposits	17,278,435	16,818,129	16,455,910
Securities sold under agreements to repurchase	66,405	110,833	163,760
Other short-term borrowings	600,000	810,000	245,000
Long-term borrowings	391,319	391,025	390,150
Other liabilities	493,033	479,883	408,314
Total liabilities	18,829,192	18,609,870	17,663,134
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	99,399	99,147	99,072
Additional paid-in capital	1,782,809	1,782,286	1,773,118
Retained earnings	1,040,845	1,018,070	929,806
Accumulated other comprehensive loss	(374,298)	(343,349)	(361,933)
Total stockholders' equity	2,548,928	2,556,327	2,440,236
Total liabilities and stockholders' equity	$21,378,120	$21,166,197	$20,103,370

Common shares outstanding	75,381,740	75,023,327	74,989,228
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Interest and dividend income:
Interest and fees on loans	$234,600	$230,378	$189,992
Interest on deposits in other banks	1,280	2,255	1,493
Interest and dividends on securities:
Taxable	18,879	18,703	16,753
Nontaxable	8,156	8,161	9,308
Total interest and dividend income	262,915	259,497	217,546
Interest expense:
Interest on deposits	101,864	95,998	51,834
Interest on short-term borrowings	8,161	5,043	7,563
Interest on long-term borrowings	5,065	4,912	4,706
Total interest expense	115,090	105,953	64,103
Net interest income	147,825	153,544	153,443
Provision for credit losses	8,239	8,707	11,850
Net interest income after provision for credit losses	139,586	144,837	141,593
Noninterest income:
Service charges on deposit accounts	8,569	8,662	7,902
Other service charges, commissions and fees	1,731	1,789	1,746
Interchange fees	2,294	2,581	2,325
Fiduciary and asset management fees	4,838	4,526	4,262
Mortgage banking income	867	774	854
Gain (loss) on sale of securities	3	3	(13,400)
Bank owned life insurance income	3,245	3,088	2,828
Loan-related interest rate swap fees	1,216	3,588	1,439
Other operating income	2,789	4,948	1,672
Total noninterest income	25,552	29,959	9,628
Noninterest expenses:
Salaries and benefits	61,882	56,686	60,529
Occupancy expenses	6,625	6,644	6,356
Furniture and equipment expenses	3,309	3,517	3,752
Technology and data processing	8,127	7,853	8,142
Professional services	3,081	4,346	3,413
Marketing and advertising expense	2,318	3,018	2,351
FDIC assessment premiums and other insurance	5,143	7,630	3,899
Franchise and other taxes	4,501	4,505	4,498
Loan-related expenses	1,323	1,060	1,552
Amortization of intangible assets	1,895	2,094	2,279
Other expenses	7,069	10,576	11,503
Total noninterest expenses	105,273	107,929	108,274
Income before income taxes	59,865	66,867	42,947
Income tax expense	10,096	9,960	7,294
Net Income	$49,769	$56,907	$35,653
Dividends on preferred stock	2,967	2,967	2,967
Net income available to common shareholders	$46,802	$53,940	$32,686

Basic earnings per common share	$0.62	$0.72	$0.44
Diluted earnings per common share	$0.62	$0.72	$0.44

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	March 31, 2024			December 31, 2023
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$1,895,820	$18,879	4.01%	$1,771,312	$18,703	4.19%
Tax-exempt	1,257,736	10,324	3.30%	1,260,163	10,330	3.25%
Total securities	3,153,556	29,203	3.72%	3,031,475	29,033	3.80%
LHFI, net of deferred fees and costs (3)	15,732,599	235,832	6.03%	15,394,500	231,687	5.97%
Other earning assets	203,238	1,601	3.17%	250,992	2,489	3.93%
Total earning assets	19,089,393	$266,636	5.62%	18,676,967	$263,209	5.59%
Allowance for loan and lease losses	(133,090)			(123,954)
Total non-earning assets	2,266,453			2,300,293
Total assets	$21,222,756			$20,853,306

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$8,952,119	$65,254	2.93%	$8,974,437	$64,456	2.85%
Regular savings	900,580	501	0.22%	923,653	509	0.22%
Time deposits	3,459,138	36,109	4.20%	3,128,048	31,033	3.94%
Total interest-bearing deposits	13,311,837	101,864	3.08%	13,026,138	95,998	2.92%
Other borrowings	1,012,797	13,226	5.25%	792,629	9,955	4.98%
Total interest-bearing liabilities	$14,324,634	$115,090	3.23%	$13,818,767	$105,953	3.04%

Noninterest-bearing liabilities:
Demand deposits	3,835,344			4,087,231
Other liabilities	494,535			516,597
Total liabilities	18,654,513			18,422,595
Stockholders' equity	2,568,243			2,430,711
Total liabilities and stockholders' equity	$21,222,756			$20,853,306

Net interest income (FTE)		$151,546			$157,256

Interest rate spread			2.39%			2.55%
Cost of funds			2.43%			2.25%
Net interest margin (FTE)			3.19%			3.34%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.